Exhibit 10.1
Galaxy Digital Inc.
12,777,778 Shares of Class A Common Stock
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 10, 2025, is hereby entered into by GALAXY DIGITAL INC., a Delaware corporation (the “Company”), the Initial Holders listed in Schedule 1 hereto (collectively, the “Initial Holders” and, together with any Subsequent Holder as defined in Section 6.1 of this Agreement) and any other person who beneficially owns Registrable Securities (as defined below) (including any person that has a beneficial interest in any Registrable Security in book-entry form), the “Holders” and, each individually, a “Holder”).
RECITALS
WHEREAS, on October 10, 2025, the Company, certain selling stockholders of the Company and the Initial Holders entered into investment agreements (the “Investment Agreements”) whereby the Company agreed to issue and sell 9,027,778 shares of Class A common stock, $0.001 par value per share, of the Company (the “Class A Common Stock”), and such selling stockholders agreed to sell 3,750,000 shares of Class A Common Stock, to the Initial Holders; and
WHEREAS, in order to induce the Initial Holders to enter into the applicable Investment Agreement and in satisfaction of a condition to the obligations of the Initial Holders thereunder, the Company has agreed to provide the registration rights with respect to the Registrable Securities (as defined below) set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
ARTICLE I
GENERAL
Section 1.1. Definitions. The following capitalized terms used herein have the following meanings:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“beneficially owns,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13-d (or any successor rule then in effect) promulgated under the Exchange Act. For the avoidance of doubt, references herein to Registrable Securities as beneficially owned by a Holder shall include the Registrable Securities beneficially owned by such Holder.
“Board” means the board of directors of the Company.
“Closing Date” means the “Closing Date as defined in the Investment Agreement.
“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority Inc.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Holder Questionnaire” means the form attached as Exhibit A to this Agreement.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“register,” “registered” and registration” mean a registration, including any related Shelf takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registrable Securities” means (i) the shares of Class A Common Stock to be sold to the Initial Holders in accordance with the Investment Agreements and (ii) any other equity security of the Company issued or issuable with respect to such shares of Class A Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; and (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume limitations or restrictions as to manner of sale and without the requirement to be in compliance with Rule 144(c)(1)); provided, further, that all such shares of Class A Common Stock shall cease to be Registrable Securities on the date that is one year after the Closing Date as long as on such date, all such securities would be permitted to be sold without registration pursuant to Rule 144 or any successor rule promulgated under Securities Act (but with no volume limitations or restrictions as to manner of sale and without the requirement to be in compliance with Rule 144(c)(1)).
“Registration Expenses” shall mean the expenses of a Registration, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Class A Common Stock is then listed; (ii) fees and expenses of compliance with securities or blue sky laws; (iii) word processing, printing, messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any audit and/or comfort letter and updates thereof); (vi) fees and expenses of any transfer agent or custodian; and (vii) all internal expenses of the Company; but excluding, for the avoidance of doubt, any selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread in connection with the offer and sale of any Registrable Securities.
“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including the Initial Shelf Registration, any Subsequent Shelf Registration and any Post-Effective Amendment.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.
“Shelf” means the Initial Shelf Registration or any Subsequent Shelf Registration, as the case may be (including any Post-Effective Amendment thereto).
“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
ARTICLE II
REGISTRATION STATEMENT
Section 2.1. Initial Shelf Registration.
The Company shall use commercially reasonable efforts to file on or prior to the date that is thirty (30) days after the Closing (the “Filing Deadline”) a Registration Statement (or an amendment to an existing Registration Statement) for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) (provided, that the Company is not required to file any Form S-1 Shelf during the period from January 1 of a calendar year through the date that is ten (10) business days following the filing by the Company with the Commission of the annual report on Form 10-K for the most recent completed fiscal year) or, if the Company is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf,” and such initial Form S-1 Shelf or Form S-3 Shelf, as may be amended from time to time, the “Initial Shelf Registration”), in each case, covering the resale on a delayed or continuous basis of all Registrable Securities eligible for inclusion therein pursuant to this Section 2.1. The Company shall give written notice to the Holders in accordance with Section 6.2 hereof, at least ten (10) days prior to the proposed filing date of the Initial Registration Statement, and the Company shall include in such Initial Registration Statement all of the Registrable Securities then beneficially owned by the Holders who request inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof ) at least three (3) business days prior to the filing of the Initial Shelf Registration. The Company shall use commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective as soon as practicable after filing, but in no event (provided, that no day on which the Commission is not open for business shall count as a “business day”) later than (i) five (5) business days after the Company is notified (orally or in writing) by the Commission that the Initial Shelf Registration will not be “reviewed” or will not be subject to further review or (ii) seventy-five (75) days after the earlier of the date of the Initial Shelf Registration is filed with the Commission and the Filing Deadline, if the Initial Shelf Registration is reviewed by, and the Company receives comments from, the Commission (the applicable period being the “Effectiveness Deadline”). The Company shall use commercially reasonable efforts to maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary in order to keep a Shelf effective for the period required by Section 3.1.2. In the event the Company has filed a Form S-1 Shelf and subsequently becomes eligible to use Form S-3, the Company may amend the Registration Statement so as to convert the Form S-1 Shelf (or any Subsequent Shelf Registration) to a Form S-3 Shelf provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Shelf then in effect until such time as a Shelf on Form S-3 covering the Registrable Securities included therein has been declared effective by the Commission.
Section 2.2. Subsequent Shelf Registration.

If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale on a delayed or continuous basis of all Registrable Securities of each Holder who requests inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof) within three (3) business days following delivery of notice by the Company to the Holders of the proposed filing of such Subsequent Shelf Registration in accordance with Section 3.3.1. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof but in any event by no later than (a) five (5) business days after the Company is notified (orally or in writing) by the Commission that the Subsequent Shelf Registration will not be “reviewed” or will not be subject to further review or (b) seventy-five (75) days after the date the Subsequent Shelf Registration is filed with the Commission, and (ii) keep such Subsequent Shelf Registration effective for the period required by Section 3.1.2.
Section 2.3. Subsequent Holders.
Section 2.3.1. Securities Previously Registered. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were previously included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration), but are not then registered under the name of such Holder, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to supplement the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include in such Registration Statement information regarding such Holder that is sufficient to permit the resale by such Holder of such Registrable Securities previously registered thereunder.
Section 2.3.2. Initial Registration of Securities. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were not included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration) at the time of such request, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to amend the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include such Registrable Securities (a “Post-Effective Amendment”); provided, however, that the Company shall not be required to so amend the Initial Shelf Registration or Subsequent Shelf Registration more than once every three (3) calendar months. Subject to the foregoing proviso, within five (5) business days after receiving such a written request pursuant to this Section 2.3.2, the Company shall give written notice of such request to all Holders, and shall include in such Post-Effective Amendment (i) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the Company’s giving of such notice and (ii) all Registrable Securities that were covered by the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be; provided that if such Holder Questionnaire is delivered during a Deferral Period (as defined below), the Company shall so inform the Holder delivering such Holder Questionnaire and shall take the actions set forth in this Section 2.3 upon expiration of such Deferral Period in accordance with Section 3.4.2 hereof. For the avoidance of doubt, the Company shall not be required to include in such Post-Effective Amendment any Registrable Securities that are already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered.
Section 2.4. Sufficient Number of Securities Registered. In the event the number of shares available under the Initial Shelf Registration or a Subsequent Shelf Registration at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Shelf Registration or a Subsequent Shelf Registration, as the case may be, or file a new Subsequent Shelf Registration so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten (10) business days after the necessity therefor arises. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such new Subsequent Shelf

Registration Statement to be declared effective as soon as practicable after filing, but in no event (provided, that no day on which the Commission is not open for business shall count as a “business day”) later than (i) five (5) business days after the Company is notified (orally or in writing) by the Commission that such new Subsequent Shelf Registration Statement will not be “reviewed” or will not be subject to further review or (ii) seventy-five (75) days after the earlier of the date of such new Subsequent Shelf Registration Statement is filed with the Commission, and (ii) keep such Subsequent Shelf Registration effective for the period required by Section 3.1.2.
Section 2.5. Rule 415; Cutback. If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities) or requires any Holder to be named as an “underwriter,” the Company shall (i) promptly notify each Holder and (ii) make commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.” The Holders shall have the right to review and oversee any registration or matters pursuant to this Section 2.5, including participation in any meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. No such written submission with respect to this matter shall be made to the Commission to which any Holder reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.5, the Commission refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “Commission Restrictions”); provided, however, that the Company shall not name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder (provided that, in the event an Holder withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Holder in any Registration Statement covering the resale thereof until such time as the Commission no longer requires such Holder to be named as an “underwriter” in such Registration Statement or such Holder otherwise consents in writing to being so named). Any cut-back imposed on the Holder pursuant to this Section 2.5 shall be allocated among the Holders on a pro rata basis and shall be applied first to any of the Registrable Securities of each such Holder as such Holder shall designate, unless the Commission Restrictions otherwise require or provide or the Holders otherwise agree.
ARTICLE III
REGISTRATION PROCEDURES
Section 3.1. Filings; Information.
In connection with any Shelf, the Company shall use its commercially reasonable efforts to effect the registration of all Registrable Securities as expeditiously as practicable, and in connection therewith:
Section 3.1.1. Filing Registration Statement. The Company shall prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of all Registrable Securities to be registered thereunder, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the period required by Section 3.1.2. The Company will furnish a draft of the Registration Statement to each Holder with Registrable Securities to be included therein for review at least three (3) business days in advance of filing the Registration Statement to review and comment upon such Registration Statement prior to its filing. The Company shall (a) use commercially reasonable efforts to address in such

Registration Statement prior to being so filed with the Commission such comments that are reasonably proposed by each such Holder, and (b) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding the Holder to which such Holder reasonably objects, unless such information is required to comply with any applicable law or regulation. Such Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Notwithstanding the foregoing, the Registration Statement will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal, but not including underwritten public offerings). No Holder shall be identified as a statutory underwriter in the Registration Statement without such Holder’s prior written consent; provided, however, that if the Commission requests that such Holder be identified as a statutory underwriter in the Registration Statement, such Holder will have an opportunity to withdraw from the Registration Statement.
Section 3.1.2. Amendments and Supplements; Maintenance. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by any Holder who beneficially owns Registrable Securities as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earlier to occur of (i) all Registrable Securities covered by such Registration Statement shall have been disposed of and (ii) the first date on which no Holder beneficially owns any Registrable Securities (the “Shelf Registration Period”). The Company will not file any amendment or supplement to such Registration Statement or the Prospectus used in connection therewith, other than documents incorporated by reference, relating to the Holders, the Registrable Securities or the transactions contemplated hereby unless (A) Holders shall have been advised and afforded the opportunity to review and comment thereon at least three (3) business days prior to filing with the Commission and (B) the Company shall have given reasonable due consideration to any comments thereon received from the Holders.
Section 3.1.3. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Holders who beneficially own Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within one (1) business day of the occurrence of any of the following (collectively, “Blackout Events”): (i) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (ii) an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement (provided that in no event shall any such notice contain any material, non-public information regarding the Company).
Section 3.1.4. Rule 424 Prospectus. Upon written notification by the Commission that any Registration Statement has been declared effective by the Commission, within three (3) business days thereafter, the Company shall file the final prospectus contained in such Registration Statement under Rule 424 of the Securities Act.
Section 3.2. Registration Expenses.
The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread, other than as set forth in the definition of “Registration Expenses.”
Section 3.3. Information.
Section 3.3.1. Holder Questionnaire. In connection with the filing of any Registration Statement, subject to notice by the Company to the Holders of the anticipated filing of such Registration Statement, each Holder (other than a Holder that has previously furnished to the Company a Holder Questionnaire, in each case solely to the extent that, at the time of such filing, the information furnished by such Holder in response to the Holder Questionnaire would be substantially the same as information previously furnished to the Company by such

Holder) agrees to furnish to the Company a completed Holder Questionnaire. Other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof and subject to the parenthetical in the immediately preceding sentence, the Company’s obligations to include any Registrable Securities beneficially owned by such Holder for resale in a Registration Statement are contingent upon such Holder executing and returning to the Company a Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of such Registration Statement.
Section 3.3.2. Additional Information. Upon written request, each Holder agrees to furnish to the Company any additional information regarding such Holder, the securities of the Company and/or its affiliates held by such Holder and the intended method of disposition of such shares of Class A Common Stock, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company that are necessary to effect the registration of such shares. Each Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided, however, that the Holders shall not in connection with the foregoing be required to execute any lock-up or similar agreement.
Section 3.3.3. Failure to Provide Information. Notwithstanding anything in this Agreement to the contrary, if any Holder fails to furnish to the Company a fully completed Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of the Registration Statement (to the extent such Holder Questionnaire was required to be furnished pursuant to Section 3.3.1 hereof and other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof), or fails to provide such other information or execute such documents as contemplated by Section 3.3.2 hereof, the Company may exclude Registrable Securities beneficially owned by such Holder from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration. The Company shall not be required to include the Registrable Securities beneficially owned by a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any Holder in respect of Registrable Securities beneficially owned by such Holder that are excluded from a Registration Statement pursuant to this Section 3.3.3. The exclusion of any Registrable Securities as a result of this Section 3.3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section 3.4. Misstatements; Restrictions on Registration Rights.
Section 3.4.1. Misstatements. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement (which notice shall not contain any material non-public information), each of the Holders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
Section 3.4.2. Restrictions on Registration Rights. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, in its good faith judgment, or (c) in the good faith judgment of the Chief Executive Officer or the Board, be seriously detrimental to the Company and the Chief Executive Officer or the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (each of clauses (a) through (c), a “Postponement Event”), the Company may, upon giving prompt written notice of such action to all Holders (which notice shall not contain any material non-public information regarding the Company), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Deferral Period”); provided, however, that the Company shall not extend the Deferral Period for more than ninety (90) days in any 12 month period. In the event the Company exercises its rights under this Section 3.4.2, each Holder agrees to suspend, immediately upon their receipt of the suspension notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the date the Company provides written notice to such Holder that it may resume use of such Registration Statement; provided, for the avoidance of doubt, that the foregoing shall not limit the right of such Holder to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to such Holder’s receipt of the notice from the Company of the existence of the Postponement Event. The Company shall cause its transfer agent to deliver unlegended shares of Class A Common Stock to a transferee of a Holder in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which such Holder has entered into a contract for sale prior to such Holder’s receipt of the notice from the Company of the existence of the Postponement Event.
Section 3.5. Exchange Act. As long as any Holder shall beneficially own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, shall use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act.
Section 3.6. Confirmation of Effectiveness. If reasonably requested by a Holder at any time in respect of any Registration Statement, the Company shall deliver to such Holder a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.
Section 3.7. Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform each Holder in writing if, at any time during the Shelf Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3.7. , “Availability Date” means the forty-fifth (45th) calendar day following the end of the fourth (4th) fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth (4th) fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth (4th) fiscal quarter).
Section 3.8. Blue Sky. The Company shall register or qualify or cooperate with each Holder in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by such Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.8. , (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3.8. , or (iii) file a general consent to service of process in any such jurisdiction.
Section 3.9. Rule 144. With a view to making available to the Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Holders to sell shares of the Class A Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; (iii) furnish electronically to each Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the

Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration.
Section 3.10. Cooperation. The Company shall use its commercially reasonable efforts to facilitate the removal of the legend set forth in Section 5.3 of the Investment Agreements from any Registrable Securities when it is legally permitted to do so or to facilitate any transfer of the Registrable Securities under Rule 144 that may be requested by a Holder but shall not be obligated to incur any material costs or expenses in making such efforts other than as set forth herein. The Company shall, at its sole expense, upon appropriate notice from any Holder stating that Registrable Securities have been sold pursuant to an effective Registration Statement, cause its transfer agent within three (3) business days of such request to prepare and deliver certificates or book-entry shares representing the Registrable Securities to be delivered to a transferee, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Holder may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel reasonably satisfactory to the transfer agent (i) while the Registration Statement is effective, to issue to the transfer agent a legal opinion that the Registration Statement covering resales of the Registrable Securities has been declared effective by the Commission under the Securities Act, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends in connection with a sale made pursuant to an effective Registration Statement or pursuant to an exemption from registration under the Securities Act, including but not limited to Rule 144. In addition, a Holder may request that the Company remove, and the Company agrees to, if legally permitted to do so, authorize the removal of, any legend from such Registrable Securities, following the delivery by a Holder to the Company or the transfer agent of a legended certificate representing such Registrable Securities (1) following any sale of such Registrable Securities pursuant to Rule 144, or (2) if such Registrable Securities are eligible for sale under Rule 144(b)(1). If a legend removal can be authorized pursuant to the foregoing, the Company will, no later than three (3) business days following the delivery by a Holder to the Company or the transfer agent of a legended certificate representing such Registrable Securities (or a request for legend removal, in the case of Registrable Securities issued in book-entry form), deliver or cause to be delivered to such Holder a certificate representing such Registrable Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by the Holder. Certificates for Registrable Securities free from all restrictive legends may be transmitted by the transfer agent to the Holders by crediting the account of the Holder’s prime broker with DTC as directed by such Holder. If a Holder effects a transfer of the Registrable Securities in accordance with this Section 3.10. , the Company shall permit the transfer and shall promptly instruct the transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such transfer. Each Holder hereby agrees that the removal of the restrictive legend accordance with this Section 3.10. is predicated upon the Company’s reliance that such Holder will sell any such Registrable Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

ARTICLE IV
[Reserved]
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
Section 5.1. Indemnification by the Company.
The Company agrees to indemnify and hold harmless each Holder that beneficially owns Registrable Securities that are covered by any Registration Statement, and each of their respective directors, officers, employees, and agents, and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of such Holder (within the meaning of Rule 405 under the Securities Act) (each, a “Holder Indemnified Party”), from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement,

Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, or a Holder Indemnified Party on behalf of such Holder, expressly for use therein.
Section 5.2. Indemnification by Holders of Registrable Securities.
Each selling Holder that beneficially owns Registrable Securities that are covered by any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act) from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Holder will only be liable to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, expressly for use therein. In no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. This indemnity agreement shall be acknowledged by each Holder in such Holder’s Holder Questionnaire and shall be in addition to any liability that any such Holder may otherwise have.
Section 5.3. Conduct of Indemnification Proceedings.
Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
Section 5.4. Contribution.
If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon sale of Registrable Securities included in such Registration Statement giving rise to such contribution obligation. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4.
ARTICLE VI
MISCELLANEOUS
Section 6.1. Assignment; No Third Party Beneficiaries.
Subject to contractual restrictions on transfer in the Investment Agreements and compliance with applicable securities laws, this Agreement and the rights, duties and obligations hereunder conferred to any Holder shall inure to the benefit of and be binding upon its successors, assignees and transferees, including, without the need for an express assignment, a Subsequent Holder. Any such successor, assignee or transferee (to the extent not an Initial Holder) (including any transferee that has a beneficial interest in any Registrable Security in book-entry form, a “Subsequent Holder”) shall, in order for the Registrable Securities beneficially owned by such Subsequent Holder, to be included in any Registration Statement filed pursuant to the terms of this Agreement, furnish to the Company a completed Holder Questionnaire, either (i) within the timeframe required under Section 3.3.1 hereof or (ii) in accordance with Section 2.2 or (iii) in accordance with Section 2.3 hereof.
Notwithstanding the foregoing and for the avoidance of doubt, this Agreement shall not confer any rights or benefits upon any person or entity to whom an Initial Holder or any Subsequent Holder transfers shares of Class A Common Stock that are issued and outstanding and are not Registrable Securities. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article V hereof and this Section 6.1.
Section 6.2. Notices.
All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing (which shall include e-mail). Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:
c/o Galaxy Digital Inc.
300 Vesey Street
New York, NY 10282

Attention:
E-mail:
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Ave
New York, NY 10017
Attention:
E-mail:

To any Holder: to the address or contact information (including e-mail) set forth in the Company’s books and records.
Section 6.3. Severability.
This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
Section 6.4. Counterparts.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.
Section 6.5. Entire Agreement.
This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.
Section 6.6. Modifications, Amendments and Waivers.
Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder (or group of Holders), the written consent of such Holder (or group of Holders) will also be required.
Section 6.7. Term.
This Agreement shall terminate with respect to any Holder on the date that such Holder no longer beneficially owns any Registrable Securities; provided that the provisions of Article V shall survive the sale by such Holder of securities covered by a Registration Statement.
Section 6.8. Governing Law.
THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE

EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
Section 6.9. Jurisdiction; Waiver of Trial by Jury.
Each party to this Agreement hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the other parties hereto and for any counterclaim related to any of the foregoing and (b) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.
Section 6.10. Independent Nature of Holders’ Obligations and Rights.
The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Company:

GALAXY DIGITAL INC.

By: /s/ Anthony Paquette
___________________________________
Name: Anthony Paquette
Title: Chief Financial Officer

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